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                                CONTRACT SCHEDULE
                  LIFETIME GUARANTEED WITHDRAWAL BENEFIT RIDER

LIFETIME GWB RIDER SPECIFICATIONS       [Single Life Version, Joint Life
                                        Version]

EFFECTIVE DATE:                         [February 15, 2009]

MINIMUM LIFETIME INCOME AGE:            [59 1/2]

INITIAL TOTAL GUARANTEED WITHDRAWAL     [$100,000.00]
AMOUNT:

MAXIMUM BENEFIT AMOUNT:                 [$10,000,000.00]

LIFETIME GWB WITHDRAWAL RATE:           [[5.00%] if first withdrawal is taken
                                        before the Contract Year in which the
                                        Owner (or oldest Joint Owner or
                                        Annuitant if Owner is a non-natural
                                        person) will attain age [76].

                                        [6.00%] if first withdrawal is taken
                                        during the Contract Year in which the
                                        Owner (or oldest Joint Owner or
                                        Annuitant if Owner is a non-natural
                                        person) attains or will attain age [76]
                                        or older. For Single Life Version
                                        [4.50%] if first withdrawal is taken
                                        before the Contract Year in which the
                                        younger spouse will attain age [76].

                                        [6.00%] if first withdrawal is taken
                                        during the Contract Year in which the
                                        younger spouse attains or will attain
                                        age [76] or older. For Joint Life
                                        Version]

AUTOMATIC STEP-UP DATE:                 [Every Contract Anniversary following
                                        the Effective Date]

MAXIMUM AUTOMATIC STEP-UP AGE:          [90]

LIFETIME GWB MAXIMUM FEE RATE:          [1.60% for Single Life Version, 1.80%
                                        for Joint Life Version]

LIFETIME GWB FEE RATE:                  [1.25% for Single Life Version, 1.50%
                                        for Joint Life Version]

LIFETIME GWB CANCELLATION WINDOW        [30 day period following the 5th, 10th,
PERIODS:                                and 15th and later Anniversaries
                                        following the Effective Date.]

GUARANTEED PRINCIPAL ADJUSTMENT         [15th Contract Anniversary following the
ELIGIBILITY DATE:                       Effective Date]

ALLOCATION, TRANSFER AND REBALANCING
------------------------------------
LIMITS:
-------

   LIFETIME GWB INVESTMENT DIVISIONS:   [EDCA 6-Month
                                        EDCA 12-Month
                                        BlackRock Money Market
                                        American Funds Balanced Allocation
                                        American Funds Moderate Allocation
                                        SSgA Growth and Income ETF
                                        MetLife Conservative Allocation
                                        MetLife Conservative to Moderate
                                        Allocation
                                        MetLife Moderate Allocation]

   PLATFORM 1 MINIMUM PERCENTAGE:       [30%]

   PLATFORM 1 INVESTMENT DIVISIONS:     [American Funds Bond Fund
                                        Barclays Captial Aggregate Bond Index
                                        BlackRock Bond Income
                                        BlackRock Money Market,
                                        Lehman Brothers Aggregate Bond Index
                                        PIMCO Inflation Protected Bond
                                        PIMCO Total Return

ML-ELGWB-NY (7/09)

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                                        Western Asset Management U.S.
                                        Government]

   PLATFORM 2 MAXIMUM PERCENTAGE:       [70%]

   PLATFORM 2 INVESTMENT DIVISIONS:     [American Funds Balanced Allocation
                                        American Funds Growth Fund
                                        American Funds Growth-Income Fund
                                        Artio International Stock
                                        BlackRock Large Cap Core
                                        BlackRock Large Cap Value
                                        BlackRock Legacy Large Cap Growth
                                        Davis Venture Value
                                        Harris Oakmark International
                                        Janus Forty
                                        Jennison Growth
                                        Legg Mason Partners Aggressive Growth
                                        Legg Mason Value Equity
                                        Loomis Sayles Global Markets
                                        Lord Abbett Bond Debenture
                                        Met/Franklin Income
                                        Met/Franklin Mutual Shares
                                        Met/Templeton Growth
                                        MetLife Stock Index
                                        MFS(R) Research International
                                        MFS(R) Total Return
                                        MFS(R) Value
                                        Morgan Stanley EAFE(R) Index
                                        Oppenheimer Capital Appreciation
                                        Oppenheimer Global Equity
                                        Pioneer Strategic Income]

   PLATFORM 3 MAXIMUM PERCENTAGE:       [15%]

   PLATFORM 3 INVESTMENT DIVISIONS:     [BlackRock Aggressive Growth
                                        FI Mid Cap Opportunities
                                        Lazard Mid Cap
                                        Met/Artisan Mid Cap Value
                                        MetLife Mid Cap Stock Index
                                        Neuberger Berman Mid Cap Value
                                        T. Rowe Price Mid Cap Growth]

   PLATFORM 4 MAXIMUM PERCENTAGE:       [15%]

   PLATFORM 4 INVESTMENT DIVISIONS:     [American Funds Global Small
                                        Capitalization Fund
                                        Clarion Global Real Estate
                                        Dreman Small Cap Value
                                        Loomis Sayles Small Cap
                                        Met/AIM Small Cap Growth
                                        Met/Dimensional International Small
                                        Company
                                        Met/Templeton International Bond
                                        MFS(R) Emerging Markets
                                        RCM Technology
                                        Russell 2000 Index
                                        T. Rowe Price Small Cap Growth
                                        Van Eck Global Natural Resources]

ML-ELGWB-NY (7/09)

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For IRAs and other contracts subject to Section 401(a)(9) of the Internal
Revenue Code, You may be required to take withdrawals to fulfill minimum distribution requirements. These required distributions may be larger than the ABP. AFTER THE FIRST CONTRACT YEAR, We will increase Your ABP to equal Your required minimum distribution amount for that year, if such amounts are greater than Your ABP. YOU MUST BE ENROLLED IN THE COMPANY'S AUTOMATED REQUIRED MINIMUM DISTRIBUTION SERVICE AND THE FREQUENCY OF YOUR WITHDRAWALS MUST BE ANNUAL TO QUALIFY FOR THIS INCREASE IN THE ABP. YOU MAY NOT BE ENROLLED IN ANY OTHER SYSTEMATIC WITHDRAWAL PROGRAM. Otherwise, this Rider may have limited usefulness for these required distributions and may not be appropriate because Your ABP will not be increased to the required minimum distribution amount and the total payments that the Lifetime GWB Rider guarantees You or, if available, Your Beneficiary will receive from the Contract over time may be less than the initial TGWA and may reduce the lifetime income guaranteed under this rider. You should consider whether the benefit is appropriate for your circumstances. We encourage You to consult a tax advisor to discuss withdrawals related to this matter.

ML-ELGWB-NY (7/09)